Exhibit 10.29.1

OMNIBUS AMENDMENT REGARDING

NOTE AND WARRANT PURCHASE AGREEMENT

This OMNIBUS AMENDMENT (this “Amendment”) dated December 21, 2009 is entered into by and between LFB Biotechnologies S.A.S. (the “Purchaser”) and GTC Biotherapeutics, Inc. (the “Company”).

WHEREAS, in connection with the execution and delivery of that certain Note and Warrant Purchase Agreement dated as of October 31, 2008 by and between the Purchaser and the Company (the “Purchase Agreement”), the Company issued and sold to the Purchaser a Secured Convertible Promissory Note dated December 22, 2008 in the original principal amount of Fifteen Million Dollars ($15,000,000) (the “Note”);

WHEREAS, on the date hereof, the Company has issued an Amended and Restated Secured Convertible Note, (as further amended or otherwise modified from time to time, the “Amended Note”) that amends, restates, replaces and supersedes the Note in its entirety; and

WHEREAS, for the avoidance of doubt, the Company and the Purchaser desire to amend (i) the Purchase Agreement, (ii) that certain Amended and Restated Security Agreement by and between the Purchaser and the Company dated June 18, 2009 and effective as of December 22, 2008 with respect to certain matters, (iii) that certain Common Stock Purchase Warrant executed by the Company dated December 22, 2008, (iv) that certain Patent and License Security Agreement by and between the Purchaser and the Company dated December 22, 2008, (v) that certain Trademark and License Security Agreement by and between the Purchaser and the Company dated December 22, 2008, (vi) that certain Second Mortgage, Security Agreement and Fixture Filing executed by the Company dated December 22, 2008, as amended by that certain Amendment to Mortgage, Security Agreement and Fixture Filing dated as of June 18, 2009 and (vii) any other documents and agreements related to the Purchase Agreement, each as amended or otherwise modified from time to time (collectively the “Transaction Documents”) such that each reference to the Note contained in each of the Transaction Documents is deemed to refer to the Amended Note; and

NOW, THEREFORE, in consideration for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Every reference contained in each of the Transaction Documents to the “Note”, the “Promissory Note”, the “Convertible Note” or the “2008 Convertible Note”, as applicable and as the context shall so require, shall be deemed to be a reference to the Amended Note.

2. Counterparts. This Amendment may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned hereby executes this Omnibus Amendment as of the date first set forth above.

COMPANY:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
Title: John B. Green, Senior Vice President, Treasurer and Chief Financial Officer

PURCHASER:

LFB BIOTECHNOLOGIES S.A.S.

By:	/s/ Christian Béchon
Christian Béchon
President

Signature Page to Omnibus Amendment

(Note and Warrant Purchase Agreement)